+As filed with the Securities and Exchange Commission on February 13, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

King Digital Entertainment plc

(Exact Name of Registrant as Specified in Its Charter)

Ireland	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

King Digital Entertainment plc

Fitzwilton House

Wilton Place

Dublin 2, Ireland

+44 (0) 20 3451 5464

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

2014 Equity Incentive Plan

(Full Title of the Plans)

King.com Inc.

188 King Street, Unit 302

San Francisco, CA 94107

(415) 777-8204

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jeffrey R. Vetter, Esq.	Robert Miller
James D. Evans, Esq.	Morgan Levine
Fenwick & West LLP	Tenth Floor
801 California Street	Central Saint Giles
Mountain View, California 94041	1 St. Giles High Street
(650) 988-8500	London WC2H 8AG
United Kingdom

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Ordinary shares, nominal value $0.00008 per share, to be issued under the 2014 Equity Incentive Plan	16,097,946 (2)	$13.42 (3)	$216,034,436	$25,104

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional ordinary shares of the Registrant that become issuable under the Registrant’s 2014 Equity Incentive Plan (2014 Plan) by reason of any share dividend, share split, recapitalization or other similar transaction that increases the number of Registrant’s outstanding ordinary shares.
(2)	Represents an automatic increase of 16,097,946 ordinary shares reserved for future issuance under the 2014 Plan effective as of January 1, 2015. Ordinary shares available for issuance under the 2014 Plan were previously registered on a registration statement on Form S-8 filed with the Securities and Exchange Commission on April 23, 2014 (Reg. No. 333-195457).
(3)	Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee based on the average of the high and low prices of the Registrant’s ordinary shares as reported on the New York Stock Exchange on February 9, 2015.

REGISTRATION OF ADDITIONAL SHARES

PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E of Form S-8, King Digital Entertainment plc (Registrant) is filing this Registration Statement with the Securities and Exchange Commission (Commission) to register 16,097,946 additional ordinary shares under the 2014 Plan pursuant to the provisions thereof that provide for an automatic increase in the number of shares reserved for issuance under such plan. This Registration Statement hereby incorporates by reference the contents of the Registrant’s registration statement on Forms S-8 filed with the Commission on April 23, 2014 (Registration No. 333-195457). In accordance with the instructional note to Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of Form S-8 has been omitted from this Registration Statement.

PART II

Information Required in the Registration Statement

Item 3.	Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission pursuant to the Securities Act of 1933, as amended (Securities Act) and the Securities Exchange Act of 1934, as amended (Exchange Act), are incorporated herein by reference:

(a)	the Registrant’s Annual Report on Form 20-F for the fiscal year ended December 31, 2014 (File No. 001-36368), filed with the Commission on February 13, 2015; and

(b)	the description of the Registrant’s ordinary shares contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-36368) filed with the Commission on March 21, 2014 under Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to specific sections of such documents as set forth therein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 8.	Exhibits.

Exhibit Number	Exhibit Description	Incorporated by Reference				Filed Herewith
		Form	File No.	Exhibit	Filing Date

4.01	Amended and Restated Memorandum and Articles of Association of the Registrant.	S-8	333-195457	4.01	April 23, 2014

4.02	Form of Registrant’s ordinary share certificate.	F-1	333-193984	4.01	February 18, 2014

5.01	Opinion of William Fry.					X

23.01	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.					X

23.02	Consent of William Fry (included in Exhibit 5.01).					X

24.01	Power of Attorney (included on the signature page of this Form S-8).					X

99.01	2014 Equity Incentive Plan and forms of agreement thereunder.	S-8	333-195457	99.01	April 23, 2014

99.02	2014 Equity Incentive Plan additional forms of agreement.	20-F	001-36368	4.22A	February 13, 2015

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of London, United Kingdom, on this 13th day of February 2015.

KING DIGITAL ENTERTAINMENT PLC

/S/ RICCARDO ZACCONI
Name:	Riccardo Zacconi
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Riccardo Zacconi, Stephane Kurgan, Hope Cochran and Robert Miller, and each of them, as his or her true and lawful attorney-in-fact, proxy and agent with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact, proxy and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, proxy and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/S/ RICCARDO ZACCONI Riccardo Zacconi	Director and Chief Executive Officer (Principal Executive Officer)	February 13, 2015

/S/ HOPE COCHRAN Hope Cochran	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	February 13, 2015

/S/ JOHN SEBASTIAN KNUTSSON John Sebastian Knutsson	Director and Chief Creative Officer	February 13, 2015

/S/ STEPHANE KURGAN Stephane Kurgan	Director and Chief Operating Officer	February 13, 2015

/S/ GERHARD FLORIN Gerhard Florin	Chairman	February 13, 2015

/S/ ROY MACKENZIE Roy Mackenzie	Director	February 13, 2015

/S/ ROBERT S. COHN Robert S. Cohn	Director	February 13, 2015

/S/ E. STANTON MCKEE, JR. E. Stanton McKee, Jr.	Director	February 13, 2015

/S/ ANDREW P. SILLITOE Andrew P. Sillitoe	Director	February 13, 2015

KING.COM INC.		Authorized Representative in the United States

By:	/S/ RICCARDO ZACCONI		February 13, 2015
Riccardo Zacconi

EXHIBIT INDEX

Exhibit Number	Exhibit Description	Incorporated by Reference				Filed Herewith
		Form	File No.	Exhibit	Filing Date

4.01	Amended and Restated Memorandum and Articles of Association of the Registrant.	S-8	333-195457	4.01	April 23, 2014

4.02	Form of Registrant’s ordinary share certificate.	F-1	333-193984	4.01	February 18, 2014

5.01	Opinion of William Fry.					X

23.01	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.					X

23.02	Consent of William Fry (included in Exhibit 5.01).					X

24.01	Power of Attorney (included on the signature page of this Form S-8).					X

99.01	2014 Equity Incentive Plan and forms of agreement thereunder.	S-8	333-195457	99.01	April 23, 2014

99.02	2014 Equity Incentive Plan additional forms of agreement.	20-F	001-36368	4.22A	February 13, 2015